Exhibit 99.1

For Immediate Release

Verra Mobility Appoints Craig Conti as Chief Financial Officer

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Craig Conti brings 23 years of global financial management experience
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Company also announces Investor Day conference in New York City on July 19, 2022

MESA, Ariz., Mar. 4, 2022 -- Verra Mobility (NASDAQ: VRRM), a leading provider of smart mobility technology solutions, announced today the appointment of Craig Conti as Executive Vice President and Chief Financial Officer, effective April 11, 2022.

Mr. Conti brings 23 years of corporate financial management and leadership experience at global, publicly traded companies. He previously served as the executive vice president and CFO of Century Aluminum Company (NASDAQ: CENX), a global producer of primary aluminum.

Mr. Conti will replace Patricia Chiodo who is retiring after seven years as Verra Mobility’s CFO. Ms. Chiodo has agreed to remain on in an advisory role for up to 90 days to assist with transition matters.

As CFO, Mr. Conti will oversee Financial Planning and Analysis, Treasury, Accounting and Investor Relations.

“I am thrilled to welcome Craig Conti to Verra Mobility, and I am confident we will benefit from his wealth of global leadership expertise,” said David Roberts, president and CEO, Verra Mobility. “As CFO, Craig will oversee our disciplined capital deployment engine that drives continual and compounding returns for our shareholders. He will be instrumental in driving growth and implementing continuous improvement across our portfolio.”

Mr. Conti’s previous global financial leadership roles included serving as the CFO for ITW’s welding business, and leading financial planning and analysis for GE Healthcare’s IT business. Mr. Conti began his career at GE, where he gained a wide range of finance, operations and strategy experience over the course of 15 years. He holds an MBA from the Kellogg School of Business at Northwestern University, and he earned a Bachelor of Science in Finance from Siena College.

Mr. Roberts and Mr. Conti will be joined by other Verra Mobility business leaders at the company’s inaugural Investor Day conference July 19, 2022, at the Nasdaq MarketSite in New York City. The event, which was previously scheduled for March 28, will provide an opportunity for the company to discuss its performance, strategy and outlook on long-term market trends that provide for continued growth. The new Investor Day date provides Mr. Conti time to get up to speed on current performance and trends and able to fully participate in the event.

A live broadcast of the presentation and relevant supporting materials will be available on Verra Mobility’s investor relations website at ir.verramobility.com.

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About Verra Mobility

Verra Mobility (NASDAQ: VRRM) is committed to developing and using the latest in technology and data intelligence to help make transportation safer and easier. As a global company operating in more than 15 countries, Verra Mobility sits at the center of the mobility ecosystem – one that brings together vehicles, devices, information, and people to solve the most complex challenges faced by our customers and the constituencies they serve.

Verra Mobility serves the world's largest commercial fleets and rental car companies to manage tolling transactions and violations for millions of vehicles. As a leading provider of connected systems, Verra Mobility processes millions of transactions each year through integration and connectivity with hundreds of tolling and issuing authorities. Verra Mobility fosters the development of safe cities, partnering with law enforcement agencies, transportation departments and school districts, operating thousands of red-light, speed, bus lane and school bus stop arm safety cameras. Arizona-based Verra Mobility operates in North America, Europe, Asia, and Australia. For more information, please visit www.verramobility.com.

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about Verra Mobility's plans, objectives, expectations, beliefs and intentions and other statements including words such as "hope," "anticipate," "may," "believe," "expect," "intend," "will," "should," "plan," "estimate," "predict," "continue" and "potential" or the negative of these terms or other comparable terminology. The forward-looking statements herein represent the judgment of the Verra Mobility, as of the date of this release, and Verra Mobility disclaims any intent or obligation to update forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those currently anticipated. This press release should be read in conjunction with the information included in Verra Mobility's other press releases, reports and other filings with the SEC and on the SEC website, www.sec.gov. Understanding the information contained in these filings is important in order to fully understand Verra Mobility's reported financial results and our business outlook for future periods. Actual results may differ materially from the results anticipated in the forward-looking statements and the assumptions and estimates used as a basis for the forward-looking statements.

Media Relations: Investor Relations:
Eric Krantz Mark Zindler

eric.krantz@verramobility.com mark.zindler@verramobility.com